Exhibit 4.3

THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

POWER2SHIP, INC.
SERIES B
5% SECURED CONVERTIBLE DEBENTURE
JUNE 28, 2004

                                              $1,000,000

This Secured  Debenture (the "Debenture") is issued by POWER2SHIP, INC., a Nevada  corporation  (the  "Company"), to CORNELL CAPITAL PARTNERS, LP (together with  its permitted successors and assigns, the "Holder") pursuant to exemptions from  registration  under  the  Securities  Act  of  1933,  as  amended.

ARTICLE I.

Section  1.01     PRINCIPAL  AND INTEREST.  For value received, on June 28, 2004  (the  "Closing  Date"), the Company hereby promises to pay to the order of the  Holder on June 28, 2006 in lawful money of the United States of America and in  immediately  available  funds  the  principal  sum  of  One  Million Dollars ($1,000,000),  together  with interest on the unpaid principal of this Debenture at  the  rate  of five percent (5%) per year (computed on the basis of a 365-day year  and  the  actual days elapsed) from the date of this Debenture until paid. At  the  Company's  option, the entire principal amount and all accrued interest shall  be either (a) paid to the Holder on the second (2nd) anniversary from the date  hereof  or  (b) converted in accordance with Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for  a  number  of  shares of Common Stock in excess of that number of shares of Common  Stock  which,  upon  giving  effect  to such conversion, would cause the aggregate  number of shares of Common Stock beneficially owned by the Holder and its  affiliates  to  exceed  4.99% of the outstanding shares of the Common Stock following  such  conversion.

Section 1.02    OPTIONAL CONVERSION. The Holder is entitled, at its option, to  convert,  and sell on the same day, at any time and from time to time, until payment  in  full  of this Debenture, all or any part of the principal amount of the  Debenture  into  shares  (the  "Conversion Shares") of the Company's common stock,  par value $0.001 per share ("Common Stock"), at the price per share (the "Conversion  Price")  equal  to the lesser of (a) an amount equal to one hundred  twenty  percent (120%) of the closing bid price of the Common Stock as listed on a  Principal  Market  (as  defined  herein),  as  quoted  by Bloomberg L.P. (the "Closing  Bid  Price") as of the Closing Date, or (b) an amount equal to 100% of the  average  of  the  three lowest Closing Bid Prices (the "Closing Bid Price") Stock,  as quoted by Bloomberg, LP, for the thirty (30) trading days immediately preceding  the  Conversion  Date (as defined herein).  Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price".  As used herein, "Principal  Market"  shall  mean  The National Association of Securities Dealers Inc.'s  Over-The-Counter  Bulletin  Board,  Nasdaq  SmallCap Market, or American Stock  Exchange.  If the Common Stock is not traded on a Principal Market, the Closing Bid  Price  shall  mean,  the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the  applicable  periods.  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  To convert this Debenture, the Holder hereof  shall  deliver  written  notice  thereof,  substantially  in the form of Exhibit  "A"  to  this  Debenture,  with appropriate insertions (the "Conversion Notice"),  to  the  Company  at  its address as set forth herein.  The date upon which  the conversion shall be effective (the "Conversion Date") shall be deemed to  be  the  date  set  forth  in  the  Conversion  Notice.

Section  1.03     RESERVATION  OF  COMMON  STOCK. The Company shall reserve and  keep  available  out of its authorized but unissued shares of Common Stock, solely  for  the  purpose  of  effecting  the conversion of this Debenture, such number  of  shares  of  Common Stock as shall from time to time be sufficient to effect  such  conversion,  based  upon  the Conversion Price. If at any time the Company  does  not  have a sufficient number of Conversion Shares authorized and available,  then  the  Company  shall  call  and  hold  a special meeting of its stockholders  within  sixty  (60)  days  of  that  time  for the sole purpose of increasing  the  number  of  authorized  shares  of  Common  Stock.

Section  1.04     RIGHT OF REDEMPTION. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "Redemption Notice"),  a  portion,  or  all,  of the outstanding Debenture. The redemption  price  shall  be  one  hundred  twenty  percent (120%) of the amount redeemed  plus  accrued  interest  unless  the  Redemption is consummated within thirty (30) days of the Closing Date in which case the redemption price shall be one  hundred  ten  percent  (110%) of the amount redeemed plus accrued interest.

In  the event the Company exercises a redemption of either all or a portionthe  Debenture,  the Holder shall receive a warrant to purchase 35,000 shares of the  Company's  Common  Stock  for  every  One  Hundred  Thousand  U.S.  Dollars (US$100,000) redeemed, pro rata (the "Warrant").  The Warrant shall be exercisable on  a  "cash  basis"  and have an exercise price of one hundred and twenty percent (120%) of the Closing Bid Price of the Company's Common Stock on the  Closing  Date.  The Warrant shall have "piggy-back" and demand registration rights  and  shall  survive  for  two  (2)  years  from  the  Closing  Date.

Section 1.05     REGISTRATION RIGHTS.  The Company is obligated to register the  resale  of  the  Conversion  Shares  under  the  Securities Act of 1933, as amended,  pursuant  to the terms of a Registration Rights Agreement, between the Company  and the Holder of even date herewith (the "Investor Registration Rights Agreement").

Section 1.06     INTEREST PAYMENTS. The interest so payable will be paid at the  time of maturity, redemption or conversion to the person in whose name this Debenture  is  registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay the interest in cash (via wire transfer or certified  funds)  or  in  the form of Common Stock. In the event of default, as described  in  Article III Section 3.01 hereunder, the Holder may elect that the interest  be  paid in cash (via wire transfer or certified funds) or in the form of  Common Stock. If paid in the form of Common Stock, the amount of stock to be issued  will  be  calculated  as  follows:  the  value of the stock shall be the Closing  Bid  Price on: (i) the date the interest payment is due; or (ii) if the interest  payment is not made when due, the date the interest payment is made. A number  of  shares  of Common Stock with a value equal to the amount of interest due  shall  be  issued.  No  fractional shares will be issued; therefore, in the event  that  the  value  of  the Common Stock per share does not equal the total interest  due,  the  Company  will  pay  the  balance  in  cash.

Section 1.07    PAYING AGENT AND REGISTRAR. Initially, the Company will act as  paying  agent  and  registrar.  The  Company  may  change  any paying agent, registrar,  or  Company-registrar  by  giving  the Holder not less than ten (10) business  days'  written  notice  of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The  Company  may  act  in  any  such  capacity.

Section  1.08     SECURED NATURE OF DEBENTURE. This Debenture is secured by all  of  the assets and property of the Company and its wholly owned subsidiary, all as more particularly described in those two Security Agreements of even date herewith  (collectively,  the  "Security  Agreements").

ARTICLE II.

Section  2.01     AMENDMENTS  AND WAIVER OF DEFAULT.  The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may  be amended to cure any ambiguity, defect or inconsistency, or to provide  for  assumption  of  the  Company  obligations  to  the  Holder.

ARTICLE III.

Section  3.01     EVENTS  OF  DEFAULT.  An Event  of Default is defined as follows:  (a) failure by the Company to pay amounts due hereunder within fifteen (15)  days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to  the  Securities  Purchase  Agreement;  (c) failure by the Company's transfer agent  to  issue  freely  tradeable  Common  Stock to the Holder within five (5) business days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) business days after notice to it to  comply  with  any  of  its  other agreements in the Debenture; (e) events of bankruptcy  or  insolvency; (f) a breach by the Company of its obligations under the  Securities Purchase Agreement or the Investor Registration Rights Agreement which is not cured by the Company within ten (10) business days after receipt of written  notice thereof.  Upon the occurrence of an Event of Default, the Holder may,  in  its  sole  discretion,  accelerate  full  repayment  of all Debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained  in  this Debenture and/or the Securities Purchase Agreement dated the date  hereof  between  the  Company  and  Cornell  Capital  Partners,  L.P. (the "Securities Purchase Agreement"), convert all Debentures outstanding and accrued interest  thereon  into  shares of Common Stock pursuant to Section 1.02 herein.

Section  3.02    FAILURE TO  ISSUE  UNRESTRICTED COMMON STOCK. As indicated in  Article  III  Section 3.01, a breach by the Company of its obligations under the  Investor Registration Rights Agreement shall be deemed an Event of Default, which  if  not  cured within ten (10) business days, shall entitle the Holder to accelerate  full  repayment  of  all Debentures outstanding and accrued interest thereon  or,  notwithstanding any limitations contained in this Debenture and/or the  Securities  Purchase  Agreement,  to convert all Debentures outstanding and accrued  interest  thereon  into shares of Common Stock pursuant to Section 1.02 herein.  The Company  acknowledges that failure to honor a Notice of Conversion shall  cause  irreparable  harm  to  the  Holder.

ARTICLE IV.

Section  4.01     RIGHTS AND TERMS OF CONVERSION.  This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02  above.

Section  4.02     RE-ISSUANCE OF DEBENTURE. When the Holder elects to convert  a  part  of  the  Debenture  or  the  Company  redeems a portion of the Debenture,  then  the  Company shall reissue a new Debenture in the same form as this  Debenture  to  reflect  the  new  principal  amount.

Section  4.03     TERMINATION  OF  CONVERSION  RIGHTS.  The Holder's  right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall  terminate  on the date that is the second (2nd) anniversary from the date hereof  and  this  Debenture  shall  be  automatically converted on that date in accordance  with  the  formula  set  forth  in  Section  4.01  hereof,  and  the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.

ARTICLE V.

Section 5.01     ANTI-DILUTION.  In the event that the Company shall at any time  subdivide  the  outstanding shares of Common Stock, or shall issue a stock dividend  on  the  outstanding  Common  Stock,  the  Conversion  Price in effect immediately  prior to such subdivision or the issuance of such dividend shall be proportionately  decreased,  and in the event that the Company shall at any time combine  the  outstanding shares of Common Stock, the Conversion Price in effect immediately  prior  to  such  combination  shall  be  proportionately increased, effective  at the close of business on the date of such subdivision, dividend or combination  as  the  case  may  be.

Section  5.02     CONSENT  OF  HOLDER  TO  SELL  CAPITAL STOCK OR GRANT SECURITY INTERESTS.  Except  for the Standby Equity Distribution Agreement dated the date hereof between the Company and Cornell Capital Partners, LP, so long as any  of  the  principal  of  or  interest  on  this Debenture remains unpaid and unconverted,  the  Company  shall  not, without the prior consent of the Holder, issue  or  sell (i) any Common Stock or Preferred Stock without consideration or for  a  consideration  per  share  less  than  its  fair market value determined immediately  prior  to  its  issuance,  (ii)  issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the  holder  thereof  the right to acquire Common Stock without consideration or for  a  consideration  per share less than such Common Stock's fair market value determined  immediately  prior  to  its  issuance, (iii) enter into any security instrument  granting  the holder a security interest in any of the assets of the Company,  except that the Company may grant a security interest to a lender that provides  purchase money financing for inventory and equipment and such security interest  relates  solely  to the inventory and equipment so purchased, or (iv) file  any  registration  statement  on  Form  S-8.

ARTICLE VI.

Section 6.01     NOTICE.  Notices regarding this Debenture shall be sent to the  parties  at  the  following  addresses,  unless  a party notifies the other parties,  in  writing,  of  a  change  of  address:

If to the Company, to:                 Power2Ship, Inc.
903 Clint Moore Road
Boca Raton, Florida 33487
Attention: Richard Hersh, Chief Executive Officer
Telephone: (561) 998-7557
Facsimile: (561) 998-7821

With a copy to:                            Schneider Weinberger LLP
2200 Corporate Boulevard, N.W., Suite 210
Boca Raton, Florida 33431
Attention: James M. Schneider, Esquire
Telephone: (561) 362-9595
Facsimile: (561) 362-9612

If to the Holder:                            Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Mark A. Angelo
Portfolio Manager
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

With a copy to:                            Cornell Capital Partners, LP
101 Hudson Street - Suite 3700
Jersey City, NJ 07302
Attention: Troy J. Rillo
Senior Vice President
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

Section  6.02     GOVERNING LAW.  This Debenture shall be deemed to be made under  and  shall  be  construed in accordance with the laws of the State of New Jersey  without  giving  effect  to  the principals of conflict of laws thereof. Each  of  the  parties  consents  to the jurisdiction of the U.S. District Court sitting  in  the  District of the State of New Jersey or the state courts of the State  of New Jersey sitting in Hudson County, New Jersey in connection with any dispute  arising  under  this Debenture and hereby waives, to the maximum extent permitted  by  law,  any  objection,  including any objection based on forum non conveniens  to  the  bringing  of  any  such  proceeding  in such jurisdictions.

Section  6.03     SEVERABILITY.  The invalidity of any of the provisions of this  Debenture  shall  not  invalidate  or  otherwise  affect  any of the other provisions  of  this  Debenture,  which  shall  remain in full force and effect.

Section 6.04     ENTIRE AGREEMENT AND AMENDMENTS. This Debenture represents the  entire  agreement  between  the  parties hereto with respect to the subject matter  hereof  and  there  are  no  representations, warranties or commitments, except  as set forth herein. This Debenture may be amended only by an instrument in  writing  executed  by  the  parties  hereto.

Section  6.05     COUNTERPARTS.  This Debenture may be executed in multiple counterparts,  each  of  which  shall  be an original, but all of which shall be deemed  to  constitute  on  instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as  executed  this  Debenture  as  of  the  date  first  written  above.

POWER2SHIP, INC.

By:	/s/ Richard Hersh
Name:	Richard Hersh
Title:	Chief Executive Officer

EXHIBIT "A"

NOTICE OF CONVERSION

        (TO BE EXECUTED BY THE HOLDER IN ORDER TO CONVERT THE DEBENTURE)

TO:

The  undersigned  hereby  irrevocably  elects  to  convert  US$__________ of  the  principal amount of the above Debenture into Shares of Common Stock of Power2Ship,  Inc.,  according  to  the  conditions  stated  therein,  as  of the Conversion  Date  written  below.

CONVERSION DATE:

APPLICABLE CONVERSION PRICE:

SIGNATURE:

NAME:

ADDRESS:

AMOUNT TO BE CONVERTED:	US$

AMOUNT OF DEBENTURE UNCONVERTED:	US$

CONVERSION PRICE PER SHARE:	US$

NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED:

PLEASE ISSUE THE SHARES OF COMMON STOCK IN THE FOLLOWING NAME AND TO THE FOLLOWING ADDRESS:

ISSUE TO:

AUTHORIZED SIGNATURE:

NAME:

TITLE:

PHONE NUMBER:

BROKER DTC PARTICIPANT CODE:

ACCOUNT NUMBER: